Registration No. 333-________

As filed with the United States Securities and Exchange Commission on May 6, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

__________________________________

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0448110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One West Park 11270 West Park Place, Suite 1000
Milwaukee, Wisconsin 53224
(Address, including zip code, of registrant’s principal executive offices)

The Manitowoc Company, Inc. 2025 Omnibus Incentive Plan

(Full title of the plan)

Jennifer L. Peterson

Executive Vice President, Chief Legal and People Officer and Secretary

The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, WI 53224

(414) 760-4600

(Name, address and telephone number, including area code, of agent for service)

__________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	☒
Non-accelerated filer		Smaller reporting company	
		Emerging growth company	

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register the offer and sale of 1,800,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), of The Manitowoc Company, Inc. (the “Registrant”) in connection with the amendment and restatement of the Registrant’s 2025 Omnibus Incentive Plan, effective as of May 5, 2026.

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2025 (Reg. No. 333-289428), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART I
I

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on February 18, 2026.

2. The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the Commission on May 6, 2026.

3. The Registrant’s Current Reports on Form 8-K filed with the Commission on January 21, 2026, March 30, 2026, March 31, 2026 and May 6, 2026.

4. The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A dated March 22, 2007, filed pursuant to Section 12 of the Exchange Act, as updated by the Description of Securities filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendments or reports filed for the purpose of updating such description.

5. All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

A statement contained in any incorporated document shall be modified or superseded for the purposes of this Registration Statement if it is modified or superseded by a document which is also incorporated in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits, as required by Item 601 of Regulation S-K, are attached or incorporated by reference, as indicated below.

Exhibit Number	Exhibit Description

(4.1)	Amended and Restated Articles of Incorporation, as amended through May 10, 2019 [Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 7, 2019].

(4.2)	Restated By-laws, as amended through April 3, 2020 [Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated April 6, 2020].

(4.3)

The Manitowoc Company, Inc. 2025 Omnibus Incentive Plan, as amended and restated. [Incorporated by reference to Annex B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on March 20, 2026].

(5)*	Opinion of Foley & Lardner LLP.

(23.1)*	Consent of Deloitte & Touche LLP, the Registrant’s Independent Registered Public Accounting Firm.

(23.2)*	Consent of Foley & Lardner LLP (contained in Exhibit (5)).

(24)	Powers of Attorney (included on the signature page to this Registration Statement).

(107)*	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 6, 2026.

THE MANITOWOC COMPANY, INC.

By: /s/ Aaron H. Ravenscroft

Aaron H. Ravenscroft

President and Chief Executive Officer

Each person whose individual signature appears below hereby authorizes and appoints Aaron H. Ravenscroft and Jennifer L. Peterson, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead to execute in the name and on behalf of each person, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on May 6, 2026.

Signature	Title

/s/ Aaron H. Ravenscroft	President, Chief Executive Officer, and Director
Aaron H. Ravenscroft	(Principal Executive Officer)

/s/ Brian P. Regan Brian P. Regan	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Ryan M. Palmer Ryan M. Palmer	Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)

/s/ Anne E. Bélec	Director
Anne E. Bélec

/s/ Amy R. Davis	Director
Amy R. Davis

S-1

Signature	Title

/s/ Ryan M. Gwillim	Director
Ryan M. Gwillim

/s/ Kenneth W. Krueger	Chairman of the Board
Kenneth W. Krueger

/s/ Robert W. Malone	Director
Robert W. Malone
/s/ C. David Myers	Director
C. David Myers
/s/ Mark B. Rourke	Director
Mark B. Rourke
/s/ Randy A. Wood	Director
Randy A. Wood

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